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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARIES:

         Immunex Manufacturing Corporation
         Incorporated in the State of Washington
         51 University Street
         Seattle, WA  98101


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